Exhibit 107

Table 1 – Newly Registered Shares
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity (3)	Common Stock	457	82,000,000	$120.39	$9,871,980,000	0.00011020	$1,087,892
Equity (4)	Common Stock	457	2,709,638	$120.39	$326,213,319	0.00011020	$35,949
Equity (5)	Common Stock	457	71,790,362	$120.39	$8,642,841,681	0.00011020	$952,441
Total Offering Amounts				-	$18,841,035,000	-	$2,076,282
Total Fee Offsets (6)				-	-	-	$26,338
Net Fee Due				-	-	-	$2,049,944
1.Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions or pursuant to anti-dilution adjustments.

2.Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the registrant’s shares of common stock on March 7, 2023, as reported on the Nasdaq Global Select Market.

3.Represents shares of the registrant’s common stock issuable under the QUALCOMM Incorporated 2023 Long-Term Incentive Plan (the “2023 LTIP”).

4.Represents additional shares of the registrant’s common stock available for new awards under the QUALCOMM Incorporated 2016 Long-Term Incentive Plan (the “Predecessor Plan”) as of March 8, 2023 (the “Excess Shares”).

5.Represents additional shares of the registrant’s common stock subject to outstanding awards under the Predecessor Plan that may become available for reuse under the 2023 LTIP upon expiration, forfeiture, cancellation, termination, failure to vest, failure to be earned due to any performance goal that is not met, payment in cash, exchange by the participant or withholding by the registrant to satisfy any withholding or tax payment obligations of the subject shares following March 8, 2023, the effective date of the 2023 LTIP, and that are eligible to be carried over to the 2023 LTIP in accordance with its terms (the “Potential Carry Forward Shares”). All of the Potential Carry Forward Shares were registered pursuant to the registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (File No. 333-237910). The Potential Carry Forward Shares that may become issuable under the 2023 LTIP are being carried forward to this Registration Statement pursuant to the General Instruction E of Form S-8.

6.Pursuant to Rule 457(p) under the Securities Act and General Instruction E to Form S-8, the registration fees previously paid with respect to the Excess Shares are being carried forward to the registration of shares hereunder.

Table 2 – Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims (1)	QUALCOMM Incorporated	S-8	333-237910	April 29, 2020		$26,338	Equity	Common Stock	2,709,638	$202,911,242
Fee Offset Sources (2)	QUALCOMM Incorporated	S-8	333-237910		April 29, 2020						$724,145

1.The Registrant previously registered $5,578,932,500 in an aggregate offering amount of common stock pursuant to the Registration Statement on Form S-8 (File No. 333-237910) filed on April 29, 2020 (the “Prior Registration Statement”), of which $202,911,242 relates to the unsold securities associated with the fee offset claimed herein. The Registrant has partially deregistered the Prior Registration Statement as of March 8, 2023 such that no securities relating to the claimed fee offset continue to be offered thereunder.

2.The Registrant expects to partially offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $724,145, of which $26,338 relates to the unsold securities associated with the fee offset claimed herein. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $26,338 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statement.